®

PRESS RELEASE

www.inhibitex.com

FOR IMMEDIATE RELEASE

INHIBITEX REPORTS POSITIVE INTERIM SAFETY AND ANTIVIRAL DATA FROM
ONGOING PHASE 1b STUDY OF HCV NUCLEOTIDE INHIBITOR INX-189

-9mg and 25mg QD Doses Demonstrate Significant Reductions in HCV RNA Levels-

ATLANTA, GA – January 9, 2011 — Inhibitex, Inc. (Nasdaq: INHX) today reported positive preliminary interim safety and antiviral data from the first two monotherapy cohorts of its ongoing Phase 1b clinical trial of INX-189, an oral NS5b nucleotide inhibitor being developed to treat chronic infections caused by hepatitis C virus (HCV).

The trial, which is being conducted under an IND in the United States, is a double-blind, placebo-controlled, dose escalation study designed to evaluate the safety, tolerability, pharmacokinetics and antiviral activity of INX-189, administered orally once-daily for seven days, for the treatment of HCV genotype 1 treatment naïve patients. Each treatment cohort in the study is comprised of 10 patients, eight that receive INX-189 and two that receive placebo. In addition to the 9 mg and 25 mg dose cohorts, the Company plans to enroll up to three more INX-189 monotherapy cohorts in the study, as well as two cohorts that will receive different doses of INX-189 once daily for seven days in combination with ribavirin.

INX-189, dosed once-daily at 9mg and 25mg for seven days, demonstrated potent antiviral activity with a mean HCV RNA reduction from baseline levels of -0.71 and -1.03 log10 IU/mL, respectively. The mean HCV RNA decline from baseline levels observed in patients that received placebo was -0.06 log10 IU/mL. The HCV RNA declines from baseline were statistically significant from placebo, with p-values of 0.0156 and 0.0006 in the 9 mg and 25 mg cohorts, respectively. In addition to the mean reductions in viral load, clinically meaningful decreases in alanine transaminase (ALT) levels were observed for patients receiving INX-189 at both dose levels and no patients experienced viral breakthrough.

Cohort	Mean HCV log10 IU/mL RNA Viral Load Decline after 3 doses	Mean HCV log10 IU/mL RNA Viral Load Decline after 7 doses	# of Patients with >1 log decline in HCV log10 IU/mL RNA

25 mg INX-189 QD (n=8)	-0.88	-1.03	5

9 mg INX-189 QD (n=7)	-0.47	-0.71	1

Placebo (n=4)	-0.05	-0.03	0

Preliminary assessments of the data available from the first two cohorts in the Phase 1b study indicate that INX-189 was well tolerated. There were no serious adverse events reported, no discontinuations due to an adverse event, and no adverse events related to changes in clinical laboratory evaluations. All reported adverse events were mild or moderate and were not dose dependent. In addition, the pharmacokinetics of the 9mg and 25mg doses in HCV-infected patients were comparable to those observed in healthy volunteers, and continue to support the evaluation of INX-189 as a once-daily therapy.

“We are pleased with the interim results of the trial to-date and the rapid and potent antiviral activity demonstrated at these low doses of INX-189,” commented Joseph M. Patti, Ph.D., Inhibitex’s CSO and Senior Vice-President of Research. “We look forward to completing the remaining monotherapy cohorts and evaluating the potential antiviral synergies of INX-189 in combination with ribavirin in this ongoing study, and anticipate reporting additional safety, antiviral and pharmacokinetic data from the study upon its completion later this quarter.”

About HCV and INX-189

Hepatitis C is a disease of the liver caused by HCV. It is estimated that over 4 million Americans and 170 million individuals worldwide are infected with HCV, the majority of which represent chronic infections that can cause liver disease, cirrhosis and cancer, and is the leading cause of liver transplants in the United States.

Inhibitex is developing a series of proprietary nucleotide inhibitors that target the RNA-dependent RNA polymerase (NS5b) of HCV. INX-189 is a protide of a 2’-C-methylguanosine analogue. The Company believes that preclinical and clinical studies of INX-189 completed to-date support its potential as a potent, once-daily oral therapy amenable to combination with other antivirals for the treatment of patients with all known genotypes of HCV.

In a Phase 1a study, 42 healthy volunteers received either a single oral dose of INX-189, ranging from 3 mg to 100 mg, or placebo. The Company plans to present detailed results from this trial during a future scientific meeting. Preliminary data from the trial demonstrated the following:

•	INX-189 was well tolerated at all dose levels;

•	No drug-related serious adverse events;

•	No dose-related trends in frequency or type of adverse events; adverse events occurring in more than one subject were headache, nasal congestion, ecchymosis, and presyncope;

•	No grade II or higher laboratory abnormality adverse events; and

•	Pharmacokinetic data supported INX-189’s potential for once-daily dosing.

About Inhibitex

Inhibitex, Inc. is a clinical stage biopharmaceutical company focused on developing products to prevent and treat serious infectious diseases. In addition to INX-189, the Company’s clinical stage pipeline includes FV-100, a bicyclic nucleoside inhibitor in Phase II development for the treatment of shingles. The Company also has additional HCV nucleotide polymerase inhibitors in various stages of preclinical development, and has licensed the use of its proprietary MSCRAMM® protein platform to Pfizer for the development of active staphylococcal vaccines.

For additional information about the Company, please visit www.inhibitex.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than historical facts included in this press release, including statements regarding: the Company completing the remaining monotherapy cohorts and evaluating the potential antiviral synergies of INX-189 in combination with ribavirin in the ongoing Phase 1b study; the Company reporting additional safety, antiviral and pharmacokinetic data later this quarter; and the potential of INX-189 as a potent, once-daily oral therapy amenable to combination with other antivirals for the treatment of patients with all known genotypes of HCV, are forward looking statements. These intentions, expectations, or results may not be achieved in the future and various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including the risk of ongoing or future preclinical or clinical studies of INX-189 not supporting its further development for lack of safety, tolerability, antiviral activity, or any other reason; INX-189 not demonstrating sufficient anti-viral activity as monotherapy or any anti-viral synergies with ribavirin in the Phase 1b trial as a once-daily dose; either the Company, the FDA, a safety review board or an investigational review board suspending or terminating the clinical development of INX-189 at any time for lack of safety, tolerability, anti-viral activity, or any other reason; obtaining, maintaining and protecting the intellectual property incorporated into and supporting the commercial viability of the Company’s product candidates; and other cautionary statements contained elsewhere herein and in its Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission, or SEC, on March 26, 2010, and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, as filed with the SEC on November 15, 2010. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.

There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.

Inhibitex® and MSCRAMM® are registered trademarks of Inhibitex, Inc.
Contacts:
Russell H. Plumb Chief Executive Officer (678) 746-1136 rplumb@inhibitex.com	Lee M. Stern, CFA The Trout Group (646) 378-2922 lstern@troutgroup.com